Exhibit 99.1

Akers Biosciences Closes $4.8 Million Registered Direct Offering

Priced At-the-Market under Nasdaq Rules

Thorofare, New Jersey, May 18, 2020/ — Akers Biosciences, Inc. (the “Company”) (NASDAQ: AKER), a developer of rapid health information technologies, today announced the closing of its previously announced registered direct offering of an aggregate of 1,366,856 shares of the Company’s common stock, at a purchase price of $3.53 per share priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from this offering was approximately $4.8 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

The shares of common stock were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-234449) previously filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2019, and declared effective by the SEC on April 7, 2020. The offering of the securities was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement filed with the SEC on May 18, 2020. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Akers Biosciences Inc.

Akers Biosciences is pursuing the development of a newly acquired license to a coronavirus vaccine candidate. In addition, the company develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring health related information directly to the patient or clinician in a timely and cost-efficient manner. Akers has previously announced that that it had identified the hemp and minor cannabinoid sectors as promising adjacent opportunities that could benefit from Akers’ existing facility and its core competencies.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions, changes in the market acceptance of the company’s products and services; challenges we may face in identifying, acquiring and operating new business opportunities; the outcome of litigation or other proceedings to which the company is subject or which it may become subject to in the future; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the company operates; the company’s relationships with its key customers; adverse conditions in the industries in which the company’s customers operate; the company’s ability to retain and attract senior management and other key employees; the company’s ability to quickly and effectively respond to new technological developments; the company’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the company’s proprietary rights; the company’s ability to achieve the expected benefits and costs of the transactions related to the acquisition of Cystron Biotech, LLC, including, the timing of, and the company’s ability to, obtain and maintain regulatory approvals for clinical trials of the company’s vaccine product candidate, the timing and results of the company’s planned clinical trials for its vaccine product candidate, the amount of funds the company requires for its vaccine product candidate, and the company’s ability to maintain its license with Premas Biotech PVT Ltd; and the impact of the recent COVID-19 outbreak on the company’s results of operations, business plan and the global economy. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission, as may be supplemented or amended by the company’s Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional information on the company and its products can be found at www.akersbio.com.

Contact:

Investor Relations: Hayden IR

Brett Mass, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com